Exhibit 10.1

CONSENT, JOINDER AND SEVENTH AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This CONSENT, JOINDER AND SEVENTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Seventh Amendment”) is made as of this 4th day of June, 2024, by and among:

SANTANDER BANK, N.A., a national bank having a place of business at 28 State Street, Boston, Massachusetts 02109 (the “Lender”);

JANEL GROUP, INC., a New York corporation (“Janel”), EXPEDITED LOGISTICS AND FREIGHT SERVICES, LLC, a Texas limited liability company (“ELFS”), ELFS BROKERAGE LLC, a Texas limited liability company (“ELFS Brokerage”, and together with Janel, ELFS, and ELFS Brokerage, individually and collectively, and jointly and severally referred to herein as “Borrower”);

JANEL CORPORATION, a Nevada corporation (“Parent”) and EXPEDITED LOGISTICS AND FREIGHT SERVICES, LLC, an Oklahoma limited liability company (“ELFS OK, and together with Parent, each, a “Loan Party Obligor” and collectively, the “Loan Party Obligors”); and

AIRSCHOTT, INC., a Virginia corporation (the “New Borrower”),

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, the Borrower and the Loan Party Obligors and the Lender entered into that certain Amended and Restated Loan and Security Agreement dated as of September 21, 2021 (together with any further modifications, amendments, and restatements thereof, the “Agreement”);

WHEREAS, the Borrower and the Loan Party Obligors intend to complete the Airschott Acquisition (as defined below), pursuant to which, among other things, New Borrower shall become a Subsidiary of the Borrower, and, in order to complete such acquisition, the Borrower and the Loan Party Obligors have requested that the Lender modify and amend certain terms and conditions of the Agreement;

WHEREAS, in connection therewith, among other things, the New Borrower desires to become a party to and to be bound by the terms of the Agreement and the other Loan Documents and to become a Loan Party Obligor (as a Borrower) in the same capacity and to the same extent as the existing Loan Party Obligors thereunder and, in connection therewith, the parties desire to amend the Agreement as set forth herein; and

WHEREAS, the Lender has agreed to modify and amend certain terms and conditions of the Agreement, all as provided for herein.

NOW, THEREFORE, it is hereby agreed among the parties hereto as follows:

1.	Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Agreement.

2.	Amendments to Agreement.

a.	Schedule B of the Agreement (Definitions) is hereby amended as follows:

i.	By inserting the following new definitions in their correct alphabetical order:

A)	“Airschott” means Airschott, Inc., a Virginia corporation.

B)	“Airschott Acquisition” means collectively, (i) the Airschott Acquisition- Closing Date, and (ii) Airschott Acquistion- Future Closing Date.

C)
“Airschott Acquisition- Closing Date” means, the acquisition, on the Seventh Amendment Effective Date, by Janel of eighty percent (80%) of the outstanding Airschott Stock consisting of the JP Stock and the RJS First Closing Stock, and the satisfaction of the conditions set forth in Section 10 and Section 11 of the Airschott SPA, in accordance with the provisions of this Agreement and the Airschott Acquisition Documentation.

D)
“Airschott Acquisition- Future Closing Date” means, the acquisition, on the Future Closing Date, by Janel of twenty percent (20%) of the remaining outstanding Airschott Stock consisting of the remaining forty (40) shares of the RJS Stock, in accordance with the provisions of this Agreement and the Airschott Acquisition Documentation.

E)	“Airschott Acquisition Documentation” means the Airschott SPA, together with any other documents executed and delivered in connection therewith.

F)
“Airschott Guaranty” means that certain guaranty of the Parent in favor of RJS Seller, dated on or about the Seventh Amendment Effective Date, of the obligations of Janel pursuant to the Airschott Seller Note.

G)	“Airschott Seller Note” means that certain promissory note dated on or about the Seventh Amendment Effective Date made payable by Janel to RJS Seller in the original principal amount of $1,200,000.

H)
“Airschott SPA” means that certain Stock Purchase Agreement, dated as of June 4, 2024 by and among Janel, as “Buyer”, and JP Seller and RJS Seller, collectively as “Sellers”, in effect as of the Seventh Amendment Closing Date.

I)	“Airschott Stock” means the shares of capital stock of Airschott, par value $1.00 per share.

J)	“Future Closing Date” has the meaning given that term in the Airschott SPA.

K)	“Future Closing Payment” has the meaning given that term in the Airschott SPA.

L)	“Future Closing RJS Stock” means forty (40) shares of RJS Stock, constituting twenty percent (20%) of the issued and outstanding shares of Airschott Stock.

M)	“JP Seller” means Joanne Perlman, Trustee of the Joanne Perlman Revocable Living Trust.

N)
“JP Stock” means all of the shares of Airschott Stock owned by JP Seller, constituting ninety-eight (98) shares of Airschott Stock, equal to forty-nine percent (49%) of the issued and outstanding shares of Airschott Stock.

O)	“RJS First Closing Stock” means Sixty-two (62) shares of RJS Stock, constituting thirty-one percent (31%) of the issued and outstanding shares of Airschott Stock.

P)	“RJS Seller” means Robert J. Schott, Trustee of the Robert J. Schott, Revocable Living Trust.

Q)
“RJS Stock” means all of the shares of Airschott Stock owned by RJS Seller, constituting one hundred and two (102) shares of Airschott Stock, equal to fifty-one percent (51%) of the issued and outstanding shares of Airschott Stock.

R)	“Sellers” collectively, JP Seller and RJS Seller.

S)	“Seller Principals” collectively, Joanne Perlman and Robert J. Schott.

T)
“Seventh Amendment” means that certain Consent, Joinder, and Seventh Amendment to Amended and Restated Loan and Security Agreement dated as of the Seventh Amendment Effective Date by and among the Lender, the Borrower and the Loan Party Obligors.

U)	“Seventh Amendment Effective Date” means June 4, 2024.

ii.	The following definitions in Schedule B are hereby amended as follows:

A)	The definition of “Acquisition Seller Financing” is hereby amended and restated as follows:

“Acquisition Seller Financing” means any unsecured Indebtedness incurred in connection with an acquisition made by Parent, or any wholly-owned Subsidiary of Parent, and subordinated on terms and conditions satisfactory to the Lender; provided, however, that the aggregate outstanding principal amount of such Indebtedness shall not exceed $8,500,000 at any time.  For the avoidance of doubt, the aggregate amount of Acquisition Seller Financing (after giving effect to the Airschott Seller Note) as of the Seventh Amendment Effective Date is $6,188,157, as more particularly described on Schedule H to this Agreement.

B)	The definition of “Parent Ordinary Course Guaranty” is hereby amended by adding the following sentence thereto:

“For avoidance of doubt, the Airschott Guaranty constitutes a Parent Ordinary Course Guaranty.”

C)	The definition of “Permitted Acquisition” is hereby amended by amending and restating clause (c) thereof in its entirety as follows:

(c) the aggregate consideration for all such acquisitions occurring during any Fiscal Year shall not exceed $4,000,000 (except for Fiscal Year 2024, the aggregate consideration for all such acquisitions occurring during Fiscal Year shall not exceed $4,800,000 in the aggregate);

b.	Section 5.27 of the Agreement (Negative Covenants) is hereby amended as follows:

i.	Subclause (q) is hereby deleted in its entirety and the following substituted in its stead:

“(q)          agree, consent, permit or otherwise undertake to amend or otherwise modify any of the terms or provisions of (i) any Loan Party Obligor’s Organic Documents, (ii) the Aves Guaranty, (iii) the ELFS Notes, (iv) the ELFS Acquisition Documentation, (v) the First Merchants Guaranty, (vi) the Airschott Seller Note, (vii) the Airschott Guaranty, (viii) the Airschott Acquisition Documentation, except, in each instance, for such amendments or other modifications required by applicable law or that are not adverse to Lender, and then, only to the extent such amendments or other modifications are fully disclosed in writing to Lender no less than five (5) Business Days prior to being effectuated, or (vi) any Parent Ordinary Course Guaranty.”

ii.	Subclause (t) is hereby deleted in its entirety and the following substituted in its stead:

“(t)          make any payment on account of (i) the Atlantic Deferred Purchase Price Payments, the ELFS Notes, the ELFS Earn-Out Payments, or the Airschott Seller Note, or the Future Closing Payment, unless, in each instance, the Restricted Payment Conditions are satisfied, and/or (ii) the Aves Guaranty in violation of the Aves Subordination Agreement; or”

c.	The Disclosure Schedule is hereby amended and restated by the Disclosure Schedule attached hereto.

d.	Schedule H to the Agreement (Acquisition Seller Financing) is hereby amended by deleting the table contained therein and substituting the following in its stead:

Obligee	Date of Note/Agreement	Outstanding Balance as of Seventh Amendment Effective Date

Peter Schlesinger	July 23, 2020	$0

David W. Flake	September 21, 2021	$1,448,062

Randall L. Cockrell	September 21, 2021	$1,448,062

Steven R. Lalumandier	September 21, 2021	$643,971

Frederick J. Lalulamdier	September 21, 2021	$1,448,062

Robert J. Schott, Trustee of the Robert J. Schott Revocable Living Trust	June 4, 2024	$1,200,000

	Total:	$6,188,157

3.	Additional Representations, Warranties and Covenants Regarding Airschott Acquisition.

a.
In addition to the representations, warranties and covenants set forth in Article 5 of the Agreement, the Loan Party Obligors make the following representations, warranties and covenants as of the Seventh Amendment Effective Date with respect to the Airschott Acquisition, which representations, warranties and covenants are made on the terms and conditions set forth in the preamble paragraph of Article 5:

i.
Loan Party Obligors have delivered to Lender a complete and correct copy of the Airschott Acquisition Documents, including all schedules and exhibits thereto.  The execution, delivery and performance of each of the Airschott Acquisition Documents has been duly authorized by all necessary action on the part of Janel.  Each Airschott Acquisition Document is the legal, valid and binding obligation of Janel, enforceable against Janel in accordance with its terms, in each case, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors’ rights and (ii) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.  Janel is not in default in the performance or compliance with any provisions thereof.  All representations and warranties made by Janel in the Airschott Acquisition Documents and in the certificates delivered in connection therewith are true and correct in all material respects. To the knowledge of Janel, none of the representations or warranties of Sellers and Seller Principals in the Airschott Acquisition Documents contain any untrue statement of a material fact or omit any fact necessary to make the statements therein not misleading, in any case that could reasonably be expected to result in a Material Adverse Effect.

ii.	No Default or Event of Default exists as of the Seventh Amendment Effective Date or would arise from the consummation of such Airschott Acquisition;

iii.
The business acquired in connection with such Airschott Acquisition is (A) located in the United States, (B) organized under the laws of any state of the United States or the District of Columbia, and (C) Airschott is engaged in the business of non-asset based transportation logistics;

iv.
After giving effect to (i) the Airschott Acquisition-Closing Date and this Seventh Amendment, Janel will own, directly, 80% of the equity interests Airschott free and clear of all Liens and shall control all of the voting interests or shall otherwise control the governance of Airschott, will have good title to the assets acquired pursuant to the Airschott Acquisition Agreement, free and clear of all Liens other than Permitted Liens, and Lender shall have a first priority Lien in all of the assets of Airschott, subject to Permitted Liens, and (ii) the Airschott Acquisition-Future Closing Date, Janel will own, directly, the remaining 20% of the equity interests Airschott, free and clear of all Liens;

v.
Such Airschott Acquisition has been approved by the board of directors of Airschott and such board of directors has not announced that it will oppose such Airschott Acquisition or has not commenced any action which alleges that such Airschott Acquisition shall violate applicable law;

vi.
The Loan Party Obligors have furnished the Lender with historic financial statements of Airschott, pro forma projected financial statements of Airschott, and such other information as the Lender may reasonably require, all of which shall be reasonably satisfactory to the Lender.

vii.
Contemporaneous with the effectiveness of this Seventh Amendment the Airschott Acquisition-Closing Date shall have been consummated in all material respects, in accordance with all applicable laws and this Agreement and all requisite approvals by Governmental Authorities having jurisdiction over Janel and Airschott and, to Janel’s knowledge, the Seller, with respect to the Airschott Acquisition, have been obtained (including filings or approvals required under the Hart-Scott-Rodino Antitrust Improvements Act), except for any approval the failure to obtain could not reasonably be expected to be material to the interests of the Lender.

4.
Consents.  The Loan Party Obligors have requested that the Lender provide the following consents (the “Consents”) related to the Airschott Acquisition, and the Lender has agreed to provide such Consents, but only on the terms and conditions set forth herein:

a.
Airschott Acquisition.  By entering into this Seventh Amendment, the Lender hereby consents to the modification of the definitions of the “Acquisition Seller Financing” and “Permitted Acquisitions as provided herein; provided however, that Loan Party Obligors acknowledge and agree that (i) the Future Closing Payment is subject to the provisions of clause (c) of Permitted Acquisitions with respect to the Fiscal Year in which such payment is made, and (ii) payment of the Future Closing Payment is subject to the satisfaction of the Payment Conditions.  Within five (5) Business Days of the determination of the amount of the Future Closing Payment by Janel and RJS Seller, Janel will provide Lender with calculations with respect thereto and evidence that Janel shall be able to satisfy the Payment Conditions prior to making such payment.

b.
One Time Consent. The foregoing Consents are a one-time Consents and relate solely to the Airschott Acquisition, and shall not be deemed to constitute an agreement by the Lender to consent to or waive any other provision of the Loan Agreement (i) in the future, or (ii) which do not relate to either of the Airschott Acquisition.

5.
Joinder and Assumption of Obligations.  As of the Seventh Amendment Effective Date, the New Borrower hereby acknowledges that it has received and reviewed a copy of the Agreement and the other Loan Documents, and hereby:

a.	joins in the execution of, and becomes a party to, the Agreement and the other Loan Documents as a Loan Party Obligor thereunder as indicated with its signature below;

b.
covenants and agrees to be bound by all covenants, agreements, liabilities and acknowledgments of a Loan Party Obligor under the Agreement and the other Loan Documents as of the date hereof (other than covenants, agreements, liabilities and acknowledgments that relate solely to an earlier date), in each case, with the same force and effect as if such New Borrower was a signatory to the Agreement and the other Loan Documents and was expressly named as a Loan Party Obligor therein;

c.
makes all representations, warranties, and other statements of a Loan Party Obligor under the Agreement and the other Loan Documents, as of the date hereof (other than representations, warranties and other statements that relate solely to an earlier date), in each case, with the same force and effect as if such New Borrower was a signatory to the Agreement and the other Loan Documents and was expressly named as a Loan Party Obligor therein;

d.	assumes and agrees to perform all applicable duties and Obligations of a Loan Party Obligor under the Agreement and the other Loan Documents; and

e.	without limiting the provisions of subparagraph (a) above, New Borrower hereby agrees as follows:

To secure the full payment and performance of all of the Obligations, New Borrower hereby assigns to Lender and grants to Lender a continuing security interest in all property of such New Borrower, whether tangible or intangible, real or personal, now or hereafter owned, existing, acquired or arising and wherever now or hereafter located, and whether or not eligible for lending purposes, including: (i) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by such New Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, such New Borrower; (ii) all Chattel Paper (including Electronic Chattel Paper), Instruments, Documents, and General Intangibles (including all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, payment intangibles, security interests, security deposits and rights to indemnification); (iii) all Inventory; (iv) all Goods (other than Inventory), including Equipment, Farm Products, Health-Care-Insurance Receivables, vehicles, and Fixtures; (v) all Investment Property, including all rights, privileges, authority, and powers of such New Borrower as an owner or as a holder of Pledged Equity, including all economic rights, all control rights, authority and powers, and all status rights of such New Borrower as a member, equity holder or shareholder, as applicable, of each Issuer; (vi) all Deposit Accounts, bank accounts, deposits and cash; (vii) all Letter-of-Credit Rights; (viii) all Commercial Tort Claims; (ix) all Supporting Obligations; (x) any other property of such New Borrower now or hereafter in the possession, custody or control of Lender or any agent or any parent, Affiliate or Subsidiary of Lender or any Participant with Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); and (xi) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including proceeds of all insurance policies insuring the foregoing property, and all of such New Borrower’s books and records relating to any of the foregoing and to such New Borrower’s business.

6.	Representations Regarding the Airschott Acquisition. The Loan Party Obligors hereby warrant and represent to the Lender, as of the Seventh Amendment Effective Date, as follows:

a.	The Loan Party Obligors have delivered to the Lender complete, correct and duly executed copies of the Airschott SPA including all schedules and exhibits thereto.

b.
To the best knowledge of the Loan Party Obligors, representations made by the the Airschott SPA Representations are true and correct in all material respects (or in all respects, if separately qualified by materiality).

7.
Ratification of Loan Documents/Waiver.  Except as provided for herein, all terms and conditions of the Agreement or the other Loan Documents remain in full force and effect.  Each Loan Party Obligor each hereby ratifies, confirms, and reaffirms all representations, warranties, and covenants contained therein (including, without limitation, (i) with respect to the Disclosure Schedule, and (ii) representations and warranties set forth in Section 5.11 of the Agreement, each of which the Loan Party Obligors represent and warrant is true and correct as of the date hereof) and acknowledges and agrees that the Obligations, as amended hereby, are and continue to be secured by the Collateral.  Each Loan Party Obligor acknowledges and agrees that each such Loan Party Obligor does not have any offsets, defenses, or counterclaims against the Lender arising out of the Agreement or the other Loan Documents, and to the extent that any such offsets, defenses, or counterclaims arising out of the Agreement or the other Loan Documents may exist, each such Loan Party Obligor hereby WAIVES and RELEASES the Lender therefrom.

8.	[Reserved]

9.	Conditions to Effectiveness. This Seventh Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Lender:

a.
This Seventh Amendment shall have been duly executed and delivered by the respective parties hereto and, shall be in full force and effect and shall be in form and substance satisfactory to the Lender.

b.	New Borrower and the other Loan Party Obligors shall have executed and delivered such documents and agreements set forth on the closing checklist, attached hereto as Exhibit A, as required by Lender.

c.
The Lender shall have received customary opinions; corporate documents and officers’ certifications; organizational documents; customary evidence of authorization to enter into this Seventh Amendment; and good standing certificates in jurisdictions of formation/organization (to the extent such a certificate exists in the applicable jurisdiction) of the Loan Party Obligors.

d.	The Airschott Acquisition shall occur contemporaneously with the delivery of this Seventh Amendment.

10.
Conditions Subsequent to Effectiveness.  The Loan Parties agree that, in addition to all other terms, conditions, and provisions set forth in this Seventh Amendment, including, without limitation, those set forth in Paragraph 9, the Loan Parties shall satisfy each of the conditions subsequent set forth below on or before the date applicable thereto:

a.
Within ninety (90) days of the Seventh Amendment Effective Date, or such greater period of time as the Lender shall agree to in its reasonable discretion, the Loan Party Obligors shall close any deposit accounts or securities accounts maintained at any other financial institution other than Lender and transfer any balances in such accounts to an account maintained at Lender.

b.
Within thirty (30) days of the Seventh Amendment Effective Date, or such greater period of time as the Lender shall agree to in its reasonable discretion, the Loan Party Obligors shall use commercially reasonable efforts to deliver to Lender a collateral access Agreement for the following location(s):

i.	23901 Cargo Drive Cargo Building 4 Doors 116-119 Dulles, VA 20166 USA.

c.
Within thirty (30) days of the Seventh Amendment Effective Date, or such greater period of time as the Lender shall agree to in its reasonable discretion, the Loan Party Obligors shall deliver the insurance materials, including, without limitation, certificates and endorsements, required by Section 5.14 of the Loan Agreement, with respect to the insurance policies of the New Borrower.

11.	Miscellaneous.

a.
This Seventh Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

b.	The provisions of Section 10.15 (Governing Law) and 10.16 (Consent to Jurisdiction; Waiver of Jury Trial) are specifically incorporated herein by reference.

c.
This Seventh Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby.  No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

d.
Any determination that any provision of this Seventh Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Seventh Amendment.

e.
The Borrower shall pay on demand all costs and expenses of the Lender, including, without limitation, reasonable attorneys’ fees in connection with the preparation, negotiation, execution and delivery of this Seventh Amendment.

f.
The Loan Party Obligors each warrants and represents that such Person has consulted with independent legal counsel of such Person’s selection in connection with this Seventh Amendment and is not relying on any representations or warranties of the Lender or its counsel in entering into this Seventh Amendment.

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IN WITNESS WHEREOF, the parties have hereunto caused this Seventh Amendment to be executed and their seals to be hereto affixed as of the date first above written.

LENDER

SANTANDER BANK, N.A.

By:	/s/ Matthew Cunningham
Name:	Matthew Cunningham
Its:	Vice President

[Signature Page to Seventh Amendment to Amended and Restated Loan and Security Agreement]

BORROWERS

JANEL GROUP, INC., a New York corporation, as Borrower

By:	/s/ William J. Lally
Name:	William J. Lally
Its:	President

EXPEDITED LOGISTICS AND FREIGHT SERVICES LLC, a Texas limited liability company, as Borrower

By:	/s/ William J. Lally
Name:	William J. Lally
Its:	Vice President

ELFS BROKERAGE LLC, a Texas limited liability company, as Borrower

By:	Janel Group, Inc., its Manager

By:	/s/ William J. Lally
Name:	William J. Lally
Its:	President

AIRSCHOTT, INC., a Virginia corporation, as New Borrower

By:	/s/ William J. Lally
Name:	William J. Lally
Its:	Vice President

[Signature Page to Seventh Amendment to Amended and Restated Loan and Security Agreement]

LOAN PARTY OBLIGORS

JANEL CORPORATION, a Nevada corporation, as a Loan Party Obligor and Term Loan Borrower

By:	/s/ Darren. C Seirer
Name:	Darren C. Seirer
Its:	President

EXPEDITED LOGISTICS AND FREIGHT SERVICES LLC, an Oklahoma limited liability company, as a Loan Party Obligor

By:	Expedited Logistics and Freight Services LLC, a Texas limited liability company, its manager

By:	/s/ William J. Lally
Name:	William J. Lally
Its:	Vice President

[Signature Page to Seventh Amendment to Amended and Restated Loan and Security Agreement]